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                                                                     Exhibit 3.1

                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       of
                            Norcraft Companies, L.P.

                         Pursuant to Title 6, Chapter 17
                              Of the Delaware Code

1. The name of the limited partnership formed hereby is Norcraft Companies, L.P. (the "Limited Partnership").

2.   The name of its registered agent is Corporation Service Company.

3. The address of its registered office in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

4. The address of the principal place of business of the Limited Partnership is as follows: 3020 Denmark Avenue, Suite 100, Eagan, MN 55121.

5. The name and mailing address of the general partner is as follows: Norcraft GP, L.L.C, c/o Saunders Karp & Megrue, 262 Harbor Drive, Stamford, CT 06902.

6. The Limited Partnership is to be effective upon the filing of this Certificate of Limited Partnership with the Secretary of State of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership as of the 21st October, 2003.

                                        NORCRAFT GP, L.L.C.,
                                        its general partner


                                        By: /s/ Christopher Reilly
                                            -----------------------------------
                                        Name: Christopher Reilly
                                        Title: Authorized Person